United States
Securities and Exchange Commission

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 26, 2007

SHUFFLE MASTER, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-20820	41-1448495
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1106 Palms Airport Drive Las Vegas, Nevada (Address of Principal Executive Offices)	89119-3720 (Zip Code)

Registrant’s telephone number, including area code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 26, 2007, Shuffle Master, Inc. (NASDAQ National Market: SHFL) and its affiliates (either the “Company”, “we” or “our”), on the one hand, and Progressive Gaming International Corporation and its affiliates (“PGIC”), on the other hand, entered into a software distribution license agreement (the “Software Distribution License Agreement”) under which PGIC will be the exclusive provider of progressive table technology to the Company, with certain exceptions.  This agreement was entered into in conjunction with the Company’s acquisition of PGIC’s worldwide Table Games Division assets, which closed on September 28, 2007.  Further details of the full transaction and relationship with PGIC are included in our September 28, 2007 filing of form 8-K.

Under the Purchase Agreement, Shuffle Master acquired PGIC’s Game Manager™ software and related table hardware (collectively, the “GMS”). The Software Distribution License Agreement provides a framework for the Company to further exploit the GMS, as well as use PGIC’s Casinolink® Jackpot System™ for installations where the GMS cannot handle the total number of tables and/or properties being managed.  The Company will pay PGIC a $3.0 million recoupable advance upon the initial integration of PGIC’s progressive technology with our proprietary table games.  The Company plans to immediately integrate the GMS with certain versions of our proprietary table games and is expected to be completed in the Company’s fiscal fourth quarter.  Additionally, once the $3.0 million advance is recouped, PGIC will receive recurring quarterly royalty payments for the placement of PGIC's progressive technology on the Company's proprietary table games, subject to the Company's further recoupment of $1.75 million related to an earlier licensing transaction with PGIC. The royalty rate for the Company’s proprietary games is 15% of the net incremental revenue attributable to adding the progressive element, subject to a $100 per month per table minimum, excluding current and future placements of titles acquired as part of the Purchase Agreement.

The Software Distribution License Agreement is included herein as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1                           Software Distribution License Agreement by and among Shuffle Master, Inc. and its affiliates, on the one hand, and Progressive Gaming International Corporation and its affiliates, on the other hand, dated September 26, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC.
(Registrant)

Date: October 1, 2007

/s/ MARK L. YOSELOFF
Mark L. Yoseloff
Chairman of the Board and Chief Executive Officer